Registration No. 33-
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                           __________________

                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                           __________________

                          BARNES & NOBLE, INC.
         (Exact Name of Registrant as Specified in Its Charter)

                                Delaware
                     (State or Other Jurisdiction of
                     Incorporation or Organization)

                                06-119501
                  (I.R.S. Employer Identification No.)

                            122 Fifth Avenue
                        New York, New York  10011
          (Address of Principal Executive Offices)  (Zip Code)

                Barnes & Noble, Inc. 1996 Incentive Plan
                        (Full Title of the Plan)
                        _________________________

                             Leonard Riggio
                          Chairman of the Board
                          Barnes & Noble, Inc.
                            122 Fifth Avenue
                        New York, New York  10011
                 (Name and Address of Agent for Service)

                             (212) 633-3300
                 (Telephone Number, Including Area Code,
                          of Agent for Service)
                        _________________________

                               Copies to:

                           Jay M. Dorman, Esq.
             Robinson Silverman Pearce Aronsohn & Berman LLP
                       1290 Avenue of the Americas
                        New York, New York  10104


                     CALCULATION OF REGISTRATION FEE

   Each                        Proposed       Proposed
 Class of                       Maximum        Maximum
Securities       Amount        Offering       Aggregate      Amount of
  to be           to be          Price        Offering     Registration
Registered    Registered(1)   Per Unit(1)     Price(1)          Fee
__________    _____________   ___________    ___________   ____________

Shares of
Common
Stock, par
value $.001    3,000,000      $37.50(3)    $112,500,000(3)   $34,091


(1) The maximum number of shares as to which options may be granted under the employee benefit plans referred to above. In addition, in accordance with Rule 416, this Registration Statement also covers an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of such plans.
(2) Estimated solely for purposes of calculating the registration fee.
(3) In accordance with Rule 457(c), based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 7, 1997.


                            EXPLANATORY NOTE

      Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock of Barnes & Noble, Inc. to be acquired pursuant to the Barnes & Noble, Inc. 1996 Incentive Plan.

                               PROSPECTUS

                          BARNES & NOBLE, INC.

                    3,000,000 Shares of Common Stock
                       (Par Value $.001 Per Share)

      This Prospectus may be used by certain persons (the "Selling Stockholders") who may be deemed to be affiliates of Barnes & Noble, Inc., a Delaware corporation (the "Company"), to sell shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), which may be acquired by such persons pursuant to the exercise of all or any portion of certain stock options granted to such persons by the Company pursuant to the Barnes & Noble, Inc. 1996 Incentive Plan (the "Incentive Plan").

      The Common Stock is traded on the New York Stock Exchange under the symbol "BKS". It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices on the New York Stock Exchange on the date of sale. All proceeds from any sales of such shares of Common Stock will inure to the benefit of the Selling Stockholders. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

      No underwriting is being utilized in connection with this registration of Common Stock and, accordingly, the shares of Common Stock are being offered without underwriting discounts. The expenses of this registration will be paid by the Company. Normal brokerage commissions, discounts and fees will be payable by the Selling Stockholders. The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
              ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                   REPRESENTATION TO THE CONTRARY IS A
                            CRIMINAL OFFENSE.

      No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of this Prospectus.

              The date of this Prospectus is May 13, 1997.

                            TABLE OF CONTENTS
                                                                    Page


AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . 3

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 4

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . 7

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

CERTAIN FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . 8


                          AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange the Common Stock is listed. The Commission maintains a Web site that contains reports, proxy statements and other information electronically filed by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov.

      The Company has filed with the Commission a Registration
Statement on Form S-8 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock covered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and such exhibits, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The following documents filed by the Company with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997; and (2) the description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on September 2, 1993.

      All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Any person receiving a copy of this Prospectus may obtain from the Company, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to the Director of Investor Relations, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011 (telephone: (212) 633-3336).

                               THE COMPANY


      The Company is the world's largest bookseller, operating 1,008 stores in all 50 states and the District of Columbia as of February 1, 1997. The Company operated 431 "super" bookstores primarily under the Barnes & Noble Booksellers tradename, and 577 mall-based bookstores primarily under the B. Dalton Bookseller tradename. The Company is the world's largest supplier of books through direct-mail catalogs and it publishes books under its "Barnes & Noble Books" imprint for exclusive sale through the Company's retail stores and mail-order catalogs. The Company is also the exclusive bookseller in America Online's Marketplace and has plans to launch a World Wide Web site, operating the "world's largest bookseller online," during 1997. The Company's principal executive offices are located at 122 Fifth Avenue, New York, New York 10011 and its telephone number is (212) 633-3300.

                             USE OF PROCEEDS


      The shares of Common Stock covered hereby are being registered for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.



                          SELLING STOCKHOLDERS


          The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares pursuant to the exercise of options granted or to be granted under the Incentive Plan. The Selling Stockholders named below may resell all, a portion, or none of the shares that they acquire or may acquire pursuant to the exercise of options granted or to be granted under the Incentive Plan.

          Key employees deemed to be "affiliates" of the Company who acquire registered Common Stock under the Incentive Plan may be added to the Selling Stockholders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424 under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company.

          The following table shows the names of the Selling Stockholders, their positions with the Company, the number of shares of Common Stock known by the Company to be beneficially owned by them as of April 16, 1997, the number of shares covered by this Prospectus and the number of shares of Common Stock to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of his shares of Common Stock covered by this Prospectus:


                                                                       Number of Shares   Number of Shares  Number of Shares
                                                                          Beneficially    Covered by this     to be Held
Selling Stockholder   Position with the Company                          Owned(1)(2)     Prospectus(3)    After Offering(1)(4)
-------------------   -------------------------                         ---------------- ---------------- --------------------
Leonard Riggio        Chairman of the Board and Chief Executive Officer  8,391,751(5)              0         8,391,751(5)


Irene R. Miller       Vice Chairman and Chief Financial Officer            348,351(6)        349,550           122,816(6)

Stephen Riggio        Chief Operating Officer                            1,062,161(6)         14,842         1,059,764(6)

Mitchell S. Klipper   Executive Vice President and
                      President of Barnes & Noble Development              896,259(6)         14,842           893,862(6)

Thomas A. Tolworthy   Vice President and President
                      of Barnes & Noble Superstores                         40,423(6)         10,383            38,625(6)

David K. Cully        Vice President and President
                      of Barnes & Noble Distribution                        46,443(6)         10,383            44,645(6)

Richard J. Kish       Chief Information Officer                              8,679(6)          7,587             7,480(6)

David S. Deason       Vice President, Real Estate                           29,200(6)         46,037            24,908(6)

Maureen H. Golden     Vice President,
                      General Merchandise Manager                           40,504(7)      12,061(8)            38,437(9)

Matthew A. Berdon     Director                                             43,500(10)         20,000           33,500(10)

William Dillard, II   Director                                              20,000(6)         20,000            10,000(6)

Jan Michiel Hessels   Director                                             11,000(11)         20,000                1,000

Margaret T. Monaco    Director                                             13,000(11)         20,000                3,000

Michael N. Rosen      Secretary and Director                               16,000(12)         20,000            6,000(12)

William Sheluck, Jr.  Director                                             26,000(13)         20,000           16,000(13)

(footnotes for prior page)

(1) Shares of Common Stock that a Selling Stockholder has a right to acquire within 60 days after April 16, 1997 pursuant to the exercise of options, warrants or other rights, including options granted under the Incentive Plan, are deemed to be outstanding for the purpose of computing the number and percentage of shares of Common Stock beneficially owned by such Selling Stockholder, but are not deemed to be outstanding for computing the percentage ownership of any other Selling Stockholder.

(2) The percentage of outstanding shares of Common Stock beneficially owned by each Selling Stockholder as set forth in this column is less than one percent, except for: Leonard Riggio - 24.7%; Irene
     R. Miller - 1.0%; Stephen Riggio - 3.1%; and Mitchell S. Klipper -
     2.6%.

(3) Includes the following number of shares issuable pursuant to options granted under the Incentive Plan which are not exercisable within 60 days after April 16, 1997 and, accordingly, are not included in the first column of this table: Irene R. Miller - 124,015; Stephen Riggio and Mitchell S. Klipper - 12,445 each; Thomas A. Tolworthy and David K. Cully - 8,585 each; Richard J. Kish - 6,388; David S. Deason - 41,745; Maureen H. Golden - 9,994 (5,724 of which are hers and 4,270 of which are her husband's); and Matthew A. Berdon, William Dillard, II, Jan Michiel Hessels, Margaret T. Monaco, Michael N. Rosen and William Sheluck, Jr. - 10,000 each.

(4) Assumes that all shares covered by this Prospectus will be sold by the Selling Stockholders and that no additional shares are purchased and sold by any Selling Stockholder. The percentage of outstanding shares of Common Stock beneficially owned by each Selling Stockholder as set forth in this column is less than one percent, except for: Leonard Riggio - 24.7%; Stephen
     Riggio - 3.1%; and Mitchell S. Klipper - 2.6%.

(5) Includes (i) 1,326,167 shares of Common Stock owned by Barnes & Noble College Bookstores, Inc., a corporation of which Mr. Riggio owns all of the voting securities, (ii) 720,000 shares of Common Stock owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, and (iii) 659,375 shares issuable upon the exercise of options.

(6)  All of these shares are issuable upon the exercise of options.

(7) All of these shares are issuable upon the exercise of options. Of these, options for 9,098 shares are owned by Ms. Golden's husband, an employee of the Company. Ms. Golden disclaims any beneficial ownership of these shares.

(8) Of these options, 5,139 shares are issuable upon the exercise of options owned by Ms. Golden's husband. Ms. Golden disclaims any beneficial ownership of these shares.

(9) Of these options, 8,229 shares are issuable upon the exercise of options owned by Ms. Golden's husband. Ms. Golden disclaims any beneficial ownership of these shares.

(10) All of these shares are issuable upon the exercise of options, except for 23,500 shares, 500 of which are owned by Mr. Berdon's wife. Mr. Berdon disclaims any beneficial ownership of the shares owned by his wife.

(11) Of these shares, 10,000 are issuable upon the exercise of options.

(12) All of these shares are issuable upon the exercise of options, except 6,000 shares. Of those 6,000 shares, 5,000 shares are owned by Mr. Rosen's wife and 1,000 shares are owned by Mr. Rosen's daughter. Mr. Rosen disclaims any beneficial ownership of those 6,000 shares.

(13) All of these shares are issuable upon the exercise of options, except 6,000 shares. Of those 6,000 shares, Mr. Sheluck shares voting and dispositive power with respect to 5,000 of them with his wife, and the remaining 1,000 shares are owned by a minor child of Mr. Sheluck.


                          PLAN OF DISTRIBUTION

          Any shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own accounts and they will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares of Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Act. Shares of Common Stock covered by this Prospectus also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.


                              LEGAL MATTERS

          Certain legal matters in connection with the shares of Common Stock being offered hereby have been passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104. Michael N. Rosen, a senior member of Robinson Silverman Pearce Aronsohn & Berman LLP, is a director and Secretary of the Company, and is deemed to be the beneficial owner of 16,000 shares of Common Stock, including shares of stock issuable upon the exercise of options and which are covered by this Prospectus.


                                 EXPERTS

          The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 and incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                   CERTAIN FORWARD-LOOKING STATEMENTS


          This Prospectus (including the documents incorporated or deemed incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "plan" and similar expressions, as they relate to the Company or the management of the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others general economic and market conditions, possible disruptions in the Company's computer or telephone systems, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores, the level and volatility of interest rates, and other factors which may be outside of the Company's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Barnes & Noble, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997; and (2) the description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on September 2, 1993.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date this Registration Statement is filed with the Commission, and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Certain legal matters in connection with the shares of Common Stock being registered hereby have been passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104. Michael N. Rosen, a senior member of Robinson Silverman Pearce Aronsohn & Berman LLP, is a director and Secretary of the Company, and is deemed to be the beneficial owner of 16,000 shares of Common Stock, including shares of stock issuable upon the exercise of options and which are covered by this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law and
Article X of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

          Article X of the Company's By-laws generally requires the Company to indemnify its directors and officers against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of any type of action, whether instituted by a third party or a stockholder (either directly or derivatively) and including specifically, but without limitation, actions brought under the Securities Act and/or the Exchange Act.

          In addition, the Company's Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director
(i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Item 7.   Exemption from Registration Claimed.

          Restricted securities, if any, to be reoffered or resold pursuant to this Registration Statement will be sold pursuant to a prospectus included in this Registration Statement or pursuant to
Section 4(1) of the Securities Act or Rule 144 under the Securities Act, and were originally issued by the Company pursuant to an exemption under
Section 4(2) of the Securities Act.

Item 8.   Exhibits.

  4.1 Barnes & Noble, Inc. 1996 Incentive Plan (previously filed as an exhibit to the Company's Form 10-Q for the fiscal quarter ended April 27, 1996, and incorporated herein by reference).

  5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to certain legal matters in connection with the shares of Common Stock being registered.

 23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

 23.2          Independent Auditor's Consent of BDO Seidman, LLP.

 24.1 Power of Attorney (included on signature page of this Registration Statement).


Item 9.   Undertakings.

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.
                    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of May, 1997.

                              BARNES & NOBLE, INC.


                              By: /s/LEONARD RIGGIO
                                  --------------------------
                                   Leonard Riggio, Chairman of the Board
                                   and Chief Executive Officer

                            POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Leonard Riggio, Irene R. Miller and Michael N. Rosen, and each and any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                     Title                    Date
        -----                    -----                    -----

  /s/LEONARD RIGGIO         Chairman of the Board andMay 12, 1997
----------------------      Chief Executive Officer
  Leonard Riggio            (Principal Executive Officer)


  /s/IRENE R. MILLER        Vice Chairman and Chief  May 12, 1997
----------------------      Financial Officer
    Irene R. Miller         (Principal Financial and
                            Accounting Officer)

  /s/STEPHEN RIGGIO         Director                  May 9, 1997
----------------------
 William C.J. Angenent


  /s/MATTHEW A. BERDON      Director                 May 12, 1997
-----------------------
     Matthew A. Berdon


  /s/WILLIAM DILLARD, II    Director                 May 12, 1997
-------------------------
     William Dillard, II


  /s/JAN MICHIEL HESSELS    Director                 May 12, 1997
-------------------------
     Jan Michiel Hessels


  /s/MARGARET T. MONACO     Director                 May 12, 1997
------------------------
     Margaret T. Monaco


  /s/MICHAEL N. ROSEN       Director                 May 12, 1997
------------------------
     Michael N. Rosen


  /s/WILLIAM SHELUCK, JR.   Director                 May 12, 1997
--------------------------
     William Sheluck, Jr.

                              EXHIBIT INDEX


Exhibit No.          Document
----------                     ---------

  4.1                Barnes & Noble, Inc. 1996 Incentive Plan
                     (previously filed as an exhibit to the Company's Form 10-Q for the fiscal quarter ended April 27, 1996, and incorporated herein by reference).

  5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to certain legal matters in connection with the shares of Common Stock being registered.

 23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

 23.2                Independent Auditor's Consent of BDO Seidman, LLP.

 24.1 Power of Attorney (included on signature page of this Registration Statement).